UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-121505	59-3790472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana, Suite 4655B Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-5222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

In connection with the August 1, 2017 payment date for its Senior Secured Transition Bonds, Series A (the “Bonds”), CenterPoint Energy Transition Bond Company II, LLC (the “Company”) paid all interest then due on the Bonds and the scheduled principal payment of $21,943,148 on the Bonds in Tranche A-4 and $60,075,624 on the Bonds in Tranche A-5.

After giving effect to all payments made in connection with the August 1, 2017 payment date, the Capital Subaccount had a balance of approximately $9.3 million, which is the targeted level of the Capital Subaccount, and the Excess Funds Subaccount had a balance of approximately $30.1 million.

After giving effect to the principal payment set forth above, the outstanding principal balance and the interest rate for the outstanding tranche of the Bonds is as follows:

Tranche	Outstanding Principal Balance	Interest Rate
A-5	$401,924,376	5.302%

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The Company has included as Exhibit 99.1 to this Current Report on Form 8-K the Semiannual Servicer’s Certificate, dated July 28, 2017, transmitted by CenterPoint Energy Houston Electric, LLC, the servicer of the Bonds, to Deutsche Bank Trust Company Americas, the Paying Agent for the Bonds, in connection with the August 1, 2017 payment date for the Bonds. The information on this Exhibit is hereby incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

Date: August 2, 2017	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President, Chief Accounting Officer and Manager

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Semiannual Servicer’s Certificate dated as of July 28, 2017, as to the transition bond balances, the balances of the collection account and its sub-accounts, and setting forth transfers and payments to be made on the August 1, 2017 payment date.